The Prudential Series Fund, Inc.
For the fiscal period ended 06/30/05
File number 811-03623
SUB-ITEM 77D
 Policies With Respect to Security Investment

Prudential's Gibraltar Fund

The Prudential Series Fund, Inc.

Supplement dated June 6, 2005 to the
Statements of Additional Information (SAI) of the Funds listed below.

The Bank of New York (BNY), located at One Wall Street,
New York, New York 10286, will
serve as custodian for each Fund's portfolio securities and cash, and in that capacity will maintain certain financial and accounting books and records pursuant to an agreement with the applicable Fund, beginning on the dates specified below. These effective dates may vary for any Fund if circumstances require.
Subcustodians will continue to provide
custodial services for each Fund's foreign assets held outside the United States.


Name of Fund                  Effective Date  SAI Date

Prudential's Gibraltar Fund   July 25, 2005   May 1, 2005

The Prudential Series Fund, Inc.             May 1, 2005
  Conservative Balanced Portfolio   July 25, 2005
  Diversified Bond Portfolio        July 25, 2005
  Flexible Managed Portfolio        July 25, 2005
  Global Portfolio                  July 25, 2005
  Government Income Portfolio       July 25, 2005
  High Yield Bond Portfolio         July 25, 2005
  Jennison 20/20 Focus Portfolio    July 25, 2005
  Jennison Portfolio                July 25, 2005
  Money Market Portfolio           September 12, 2005
  Natural Resources Portfolio       July 25, 2005
  Small Capitalization
  Stock Portfolio                   July 25, 2005
  Strategic Partners
  Aggressive Growth Asset
  Allocation Portfolio             September 12, 2005
  Strategic Partners Balanced
  Asset Allocation Portfolio       September 12, 2005
  Strategic Partners Conservative
  Asset Allocation Portfolio       September 12, 2005
  Strategic Partners Growth
  Asset Allocation Portfolio       September 12, 2005
  Prudential U.S.
  Emerging Growth Portfolio         July 25, 2005
  Stock Index Portfolio             July 25, 2005
  Value Portfolio                   July 25, 2005



PSFSAISUP1